Exhibit 5.1

One Atlantic Center

1201 West Peachtree Street

Atlanta, GA 30309-3424

404-881-7000

Fax: 404-881-7777

www.alston.com

August 25, 2008

Security Bank Corporation

4219 Forsyth Road

Macon, Georgia 31201

Re:	Resale Shelf Registration Statement on Form S-3 (No. 333-[ ])

Ladies and Gentlemen:

We have acted as counsel to Security Bank Corporation, a Georgia corporation (the “Company”), in connection with the filing of the above-referenced Registration Statement (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”).

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act. The Registration Statement relates to the proposed issuance and sale from time to time pursuant to Rule 415 under the Securities Act of shares of common stock of the Company, par value $1.00 per share (the “Common Stock”). The Common Stock may be offered from time to time on a continuous or delayed basis pursuant to the provisions of Rule 415 under the Securities Act.

As counsel to the Company, we have examined the relevant corporate and other documents, and made such other examinations of matters of law and of fact as we have considered appropriate or advisable for purposes of this opinion. In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as original documents and the conformity to original documents of all documents submitted to us as copies. We have also assumed that the Company has been duly organized and is validly existing as a corporation under the laws of the State of Georgia. We have relied upon the statements contained in the Registration Statement and statements of officers of the Company, and we have made no independent investigation with regard thereto. We have assumed that (i) the Registration Statement and any amendment thereto will have become effective (and will remain effective at the time of any issuance of any securities thereunder) and (ii) a prospectus supplement describing each class or series of securities offered pursuant to the Registration Statement to the extent required by applicable law and relevant rules and regulations of the Commission.

Our opinion set forth below is limited to the laws of the State of Georgia and federal laws of the United States of America to the extent referred to specifically herein, and we do not express any opinion herein concerning any other laws.

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, it is our opinion that:

1.	When, as and if (a) appropriate corporate action has been taken to authorize the issuance of the Common Stock, (b) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities are obtained, (c) the Common Stock shall have been duly issued and delivered by the Company against payment therefor in accordance with such corporate action, and (d) certificates representing shares of the Common Stock have been duly executed by the duly authorized officers of the Company in accordance with applicable law, then, upon the happening of such events and receipt by the Company of such lawful consideration for the Common Stock as the Board of Directors (or an authorized committee thereof) may

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Security Bank Corporation

August 25, 2008

determine (provided that consideration is not less than the par value thereof), such Common Stock will be validly issued, fully paid and non-assessable.

This opinion letter is provided for use solely in connection with the transactions contemplated by the Registration Statement and may not be used, circulated, quoted or otherwise relied upon for any other purpose without our express written consent. No opinion may be implied or inferred beyond the opinion expressly stated in the numbered paragraph above. Our opinion expressed herein is as of the date hereof, and we undertake no obligation to advise you of any changes in applicable law or any other matters that may come to our attention after the date hereof that may affect our opinion expressed herein.

We consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our name under the heading “Legal Matters” in the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ ALSTON & BIRD LLP
ALSTON & BIRD LLP